Exhibit 5.3
John N. Brewer
Tel 702.792.3773
Fax 702.792.9002
brewerjn@gtlaw.com
June 21, 2010

Parker Drilling Company
5 Greenway Plaza
Suite 100
Houston, Texas 77046

Re:	Registration Statement on Form S-4 $300,000,000 Principal Amount of 9 1/8% Senior Notes due 2018
Ladies and Gentlemen:
     We have acted as special Nevada counsel to Anachoreta, Inc., Parker Drilling Company North America, Inc., Parker Drilling Management Services, Inc., Parker Drilling Offshore Corporation, Parker North America Operations, Inc. and Parker-VSE, Inc., each a Nevada corporation (collectively, the “Nevada Guarantors”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) $300,000,000 principal amount of 9 1/8% Senior Notes due 2018 (the “Exchange Notes”) of Parker Drilling Company, a Delaware corporation (the “Issuer”), to be issued in exchange for the Issuer’s outstanding 9 1/8% Senior Notes due 2018 (the “Private Notes”) pursuant to the Indenture dated as of March 22, 2010 (the “Indenture”), among the Issuer, certain subsidiaries of the Issuer, including the Nevada Guarantors (collectively, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and (ii) the Guarantees (the “Guarantees”) of each of the Guarantors endorsed upon the Exchange Notes.
     In rendering the opinions set forth below, we have reviewed (a) the Registration Statement on Form S-4 filed on the date hereof (the “Registration Statement”), (b) the Indenture, (c) the respective constituent documents of the Nevada Guarantors as amended to date, (d) certain records of the corporate proceedings of the Nevada Guarantors, (e) certificates of public officials, and (f) such records, documents, statutes and decisions as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof and the truthfulness of all statements of fact set forth in the documents and records examined by us.
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Parker Drilling Company
June 21, 2010

     We have assumed for purposes of this opinion that the Indenture was duly authorized, executed and delivered by the Trustee and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
     Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     1. Each of the Nevada Guarantors has been duly incorporated and is an existing corporation in good standing under the laws of Nevada.
     2. The Indenture has been duly authorized, executed and delivered by each of the Nevada Guarantors.
     3. The Guarantees have been duly authorized by each of the Nevada Guarantors.
     We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and laws of the State of Nevada.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm contained in the prospectus under the heading “Validity of the Exchange Notes.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. Bracewell & Giuliani LLP may rely upon this opinion as though this opinion was addressed to it.

Sincerely,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP
GREENBERG TRAURIG, LLP